Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Fourth Quarter and Full Year 2017 Results

•	Revenues were $2.0 billion in the quarter; $7.4 billion in 2017

•	Operating margin was 11.4% in the quarter; 11.6% in 2017

•	Diluted earnings per share was $1.41 in the quarter; $10.46 in 2017

•	Adjusted diluted earnings per share[1] was $3.11 in the quarter; $12.14 for 2017

•	Cash from operations was $814 million and free cash flow[1] was $453 million in 2017

NEWPORT NEWS, Va. (Feb. 15, 2018) - Huntington Ingalls Industries (NYSE:HII) reported fourth quarter 2017 revenues of $2.0 billion, up 3.9 percent from the fourth quarter of 2016. Operating income in the quarter was $227 million and operating margin was 11.4 percent, compared to $268 million and 13.9 percent, respectively, in the fourth quarter of 2016. Diluted earnings per share in the quarter was $1.41, compared to $4.20 in the same period of 2016. Diluted earnings per share in fourth quarter 2017 included a one-time expense related to the early extinguishment of debt, the tax expense for the revaluation of net deferred tax assets resulting from the enactment of the Tax Act and the tax expense associated with a $214 million acceleration of discretionary pension contributions in 2018. Excluding these items, adjusted diluted earnings per share1 in the quarter was $3.11.
For the full year, revenues of $7.4 billion increased 5.3 percent over 2016. Operating income in 2017 was $865 million and operating margin was 11.6 percent, compared to $858 million and 12.1 percent, respectively, in 2016. Diluted earnings per share for the full year was $10.46, compared to $12.14 in 2016. Excluding the one time items described in the preceding paragraph, adjusted diluted earnings per share1 for 2017 was $12.14.
Cash from operations in 2017 was $814 million and free cash flow1 was $453 million, compared to $822 million and $537 million, respectively, in 2016.
New contract awards for 2017 were approximately $8.1 billion, bringing total backlog to $21.4 billion as of Dec. 31, 2017. Major contract awards in 2017 included Bougainville (LHA 8) construction, the refueling and complex overhaul (RCOH) of the aircraft carrier USS George Washington (CVN 73), a contract to begin integrated product and process development for the U.S. Navy’s new Columbia-class submarines, USS Boise (SSN 764) overhaul, LPD 29 (unnamed) advanced procurement, special selected restricted availability on USS Chosin (CG 65), and Jack H. Lucas (DDG 125) Flight III upgrades.
“Our 2017 results reflect Huntington Ingalls Industries’ continued focus on operational performance,” said Mike Petters, HII’s president and CEO. “Delivering six ships this year, while growing backlog and integrating our Technical Solutions business, demonstrates the commitment of our nearly 38,000 employees.”

1Non-GAAP measures. See Exhibit B for definition and reconciliation.

Results of Operations

	Three Months Ended				Year Ended
	December 31				December 31
(in millions, except per share amounts)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Sales and service revenues	$1,996	$1,922	$74	3.9%	$7,441	$7,068	$373	5.3%
Operating income (loss)	227	268	(41)	(15.3)%	865	858	7	0.8%
Operating margin %	11.4%	13.9%		(257) bps	11.6%	12.1%		(51) bps
Segment operating income (loss)[1]	189	225	(36)	(16.0)%	688	715	(27)	(3.8)%
Segment operating margin %[1]	9.5%	11.7%		(224) bps	9.2%	10.1%		(87) bps
Net earnings (loss)	64	197	(133)	(67.5)%	479	573	(94)	(16.4)%
Diluted earnings (loss) per share	$1.41	$4.20	$(2.79)	(66.4)%	$10.46	$12.14	$(1.68)	(13.8)%

Weighted-average diluted shares outstanding	45.4	46.9			45.8	47.2

Adjusted Net Earnings (Loss)[2]	$141	$197	$(56)	(28.4)%	$556	$573	$(17)	(3.0)%

Adjusted Diluted EPS[2]	$3.11	$4.20	$(1.09)	(26.0)%	$12.14	$12.14	$—	—%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Revenues	$638	$641	$(3)	(0.5)%	$2,420	$2,389	$31	1.3%
Segment operating income (loss)[1]	75	85	(10)	(11.8)%	313	321	(8)	(2.5)%
Segment operating margin %[1]	11.8%	13.3%		(151) bps	12.9%	13.4%		(50) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the fourth quarter were $638 million, a decrease of $3 million, or 0.5 percent, from the same period in 2016, due to lower revenues in the Legend-class National Security Cutter (NSC) program and surface combatants, partially offset by higher revenues in amphibious assault ships. Lower NSC program revenues were primarily due to decreased volumes on the delivered USCGC Munro (NSC 6) and Kimball (NSC 7), partially offset by increased volumes on Stone (NSC 9) and Midgett (NSC 8) in the quarter. Lower surface combatant revenues were primarily due to decreased volumes on the delivered Ralph Johnson (DDG 114), the delivered USS John Finn (DDG 113) and Lenah H. Sutcliffe Higbee (DDG 123), partially offset by increased volume on Jack H. Lucas (DDG 125). Higher amphibious assault ship revenues were due to increased volumes on Bougainville (LHA 8), Fort Lauderdale (LPD 28) and LPD 29 (unnamed), partially offset by decreased volume on the delivered USS Portland (LPD 27).
Ingalls Shipbuilding segment operating income for the fourth quarter was $75 million, a decrease of $10 million from the same period last year. Segment operating margin in the quarter was 11.8 percent, compared to 13.3 percent in the same period last year. These decreases were primarily due to lower risk retirement on the NSC and DDG programs, partially offset by higher risk retirement on the LPD program.

For the full year, Ingalls Shipbuilding revenues were $2.4 billion, an increase of $31 million, or 1.3 percent, from the same period in 2016, due to higher revenues in amphibious assault ships, partially offset by lower revenues in surface combatants and the Legend-class NSC program. Higher amphibious assault ship revenues were primarily due to increased volumes on Bougainville and Fort Lauderdale, partially offset by decreased volumes on the delivered USS John P. Murtha (LPD 26) and USS Portland. Lower surface combatant revenues were primarily due to decreased volumes on the delivered USS John Finn, Ralph Johnson, Frank E. Peterson Jr. (DDG 121), Paul Ignatius (DDG 117) and Delbert D. Black (DDG 119), partially offset by higher volumes on Jack H. Lucas and Lenah H. Sutcliffe Higbee and the extended selected restricted availability contract for USS Ramage (DDG 61). Revenues on the Legend-class NSC program decreased due to lower volume on the delivered USCGC Munro, partially offset by higher volumes on Stone and Midgett.

For the full year, Ingalls Shipbuilding segment operating income was $313 million, compared to $321 million in 2016. Segment operating margin was 12.9 percent for 2017, compared to 13.4 percent in 2016. These decreases were primarily due to lower risk retirement on the delivered USS John P. Murtha and surface combatants, partially offset by higher risk retirement on Tripoli (LHA 7) and the delivered USS Portland.

Key Ingalls Shipbuilding milestones for the quarter:

•	Authenticated keel for amphibious transport dock Fort Lauderdale (LPD 28)

•	Christened guided missile destroyer Delbert D. Black (DDG 119)

•	Authenticated keel for guided missile destroyer Lenah H. Sutcliffe Higbee (DDG 123)

•	Delivered guided missile destroyer Ralph Johnson (DDG 114) to the U.S. Navy

•	Launched and christened National Security Cutter Midgett (NSC 8)

•	Completed union contract extension via union member ratification

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Revenues	$1,139	$1,119	$20	1.8%	$4,164	$4,089	$75	1.8%
Segment operating income (loss)[1]	106	139	(33)	(23.7)%	354	386	(32)	(8.3)%
Segment operating margin %[1]	9.3%	12.4%		(312) bps	8.5%	9.4%		(94) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
Newport News Shipbuilding revenues for the fourth quarter were $1.1 billion, an increase of $20 million, or 1.8 percent, from the same period in 2016, due to higher revenues in naval nuclear support services and aircraft carriers, partially offset by lower revenues in submarines. Higher naval nuclear support services revenues were primarily due to increased volumes in submarine support services, partially offset by lower volume in aircraft carrier support services. Higher aircraft carrier revenues were primarily due to increased volumes on the advance planning and execution contract for the RCOH of USS George Washington (CVN 73), the advance planning contract for Enterprise (CVN 80) and the construction contract for John F. Kennedy (CVN 79), partially offset by decreased volumes on the execution contract for the RCOH of USS Abraham Lincoln (CVN 72), the construction contract for the delivered USS Gerald R. Ford (CVN 78) and the inactivation of the decommissioned Enterprise (CVN 65). Lower submarines revenues related to the Virginia-class (SSN 774) submarine (VCS) program were due to decreased volumes on Block III boats.
Newport News Shipbuilding segment operating income for the fourth quarter was $106 million, a decrease of $33 million from the same period last year. Segment operating margin was 9.3 percent for the quarter, compared to 12.4 percent in the same period last year. These decreases were primarily due to favorable changes in overhead costs in fourth quarter 2016 and the receipt of a $15 million local government incentive grant in fourth quarter 2016, partially offset by higher risk retirement on the aircraft carrier RCOH program in fourth quarter 2017.

For the full year, Newport News Shipbuilding revenues were $4.2 billion, an increase of $75 million, or 1.8 percent, from 2016, due to higher revenues in aircraft carriers and naval nuclear support services, partially offset by lower revenues in submarines. Higher aircraft carrier revenues were primarily due to increased volumes on the advance planning and execution contract for the RCOH of USS George Washington, the construction contract for John F. Kennedy and the advance planning contract for Enterprise (CVN 80), partially offset by decreased volumes on the execution contract for the RCOH of USS Abraham Lincoln, the construction contract for the delivered Gerald R. Ford and the inactivation of the decommissioned Enterprise (CVN 65). Higher naval nuclear support services revenues were primarily due to increased volume in submarine support services and facility maintenance services, partially offset by decreased volume in aircraft carrier support services. Lower submarines revenues related to the VCS program were due to decreased volumes on Block III boats, partially offset by increased volumes on Block IV boats.

For the full year, Newport News Shipbuilding segment operating income was $354 million, a decrease of $32 million from 2016. The decrease was primarily due to favorable changes in overhead costs in fourth quarter 2016, the receipt of a $15 million local government incentive grant in fourth quarter 2016, and lower volume and risk retirement in the VCS program. These decreases were partially offset by the resolution of outstanding contract changes on the inactivation of the decommissioned Enterprise and the RCOH of USS Abraham Lincoln. Segment operating margin for 2017 was 8.5 percent, compared to 9.4 percent in 2016.

Key Newport News Shipbuilding milestones for the quarter:

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

•	Awarded a $60 million contract to overhaul USS Boise (SSN 764), which includes options that, if exercised, would bring the total value of the contract to $385 million

•	Awarded a contract from General Dynamics Electric Boat worth up to $468 million to begin integrated product and process development for the U.S. Navy’s new Columbia-class submarines

Technical Solutions

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2017	2016	$ Change	% Change	2017	2016	% Change	% Change
Revenues	$242	$186	$56	30.1%	$952	$691	261	37.8%
Segment operating income (loss)[1]	8	1	$7	700.0%	21	8	13	162.5%
Segment operating margin %[1]	3.3%	0.5%		277 bps	2.2%	1.2%		105 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Technical Solutions revenues for the fourth quarter were $242 million, an increase of $56 million, or 30.1 percent, from the same period in 2016, primarily due to higher revenues in integrated missions solutions services and fleet support. Higher revenues in integrated missions solutions services were due to the acquisition of Camber in December 2016.

Technical Solutions segment operating income for the fourth quarter was $8 million, compared to $1 million in fourth quarter 2016, driven primarily by improved performance in nuclear and environmental services and increased volume in integrated missions solutions services, due to the acquisition of Camber in December 2016.

For the full year, Technical Solutions revenues were $952 million, an increase of $261 million, or 37.8 percent, from 2016, primarily due to higher volumes in integrated missions solutions services following the December 2016 acquisition of Camber, and higher volumes in fleet support and oil and gas services, partially offset by lower volumes in nuclear and environmental services due to the resolution in 2016 of outstanding contract changes on a nuclear and environmental commercial contract.

For the full year, Technical Solutions segment operating income was $21 million, compared to $8 million in 2016. This increase was primarily due to improved performance in oil and gas services and higher volume in integrated missions solutions services following the December 2016 acquisition of Camber, partially offset by the establishment of an allowance for accounts receivable on a nuclear and environmental commercial contract in 2017 and the resolution in 2016 of outstanding contract changes on a nuclear and environmental commercial contract.

Key Technical Solutions milestones for the quarter:

•
Awarded a U.S. Department of Energy contract for the Los Alamos Legacy Cleanup, as part of Newport News Nuclear BWXT Los Alamos, LLC (N3B), a joint venture led by Stoller Newport News Nuclear (SN3), with partner BWX Technologies, Inc.

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Integrated Missions Solutions, Nuclear and Environmental, and Oil and Gas operations. Headquartered in Newport News, Virginia, HII employs nearly 38,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from 12 noon today through Thursday, Feb. 22 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 1284447.
Forward-Looking Statements

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31
(in millions, except per share amounts)	2017	2016	2015
Sales and service revenues
Product sales	$5,573	$5,631	$5,665
Service revenues	1,868	1,437	1,355
Sales and service revenues	7,441	7,068	7,020
Cost of sales and service revenues
Cost of product sales	4,444	4,380	4,319
Cost of service revenues	1,574	1,228	1,198
Income (loss) from operating investments, net	12	6	10
Other income and gains	—	15	—
General and administrative expenses	570	623	669
Goodwill impairment	—	—	75
Operating income (loss)	865	858	769
Other income (expense)
Interest expense	(94)	(74)	(137)
Other, net	1	—	—
Earnings (loss) before income taxes	772	784	632
Federal and foreign income taxes	293	211	228
Net earnings (loss)	$479	$573	$404

Basic earnings (loss) per share	$10.48	$12.24	$8.43
Weighted-average common shares outstanding	45.7	46.8	47.9

Diluted earnings (loss) per share	$10.46	$12.14	$8.36
Weighted-average diluted shares outstanding	45.8	47.2	48.3

Net earnings (loss) from above	$479	$573	$404
Other comprehensive income (loss)
Change in unamortized benefit plan costs	59	(172)	34
Other	14	(1)	(5)
Tax benefit (expense) for items of other comprehensive income	(22)	67	(12)
Other comprehensive income (loss), net of tax	51	(106)	17
Comprehensive income (loss)	$530	$467	$421

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31
($ in millions)	2017	2016
Assets
Current Assets
Cash and cash equivalents	$701	$720
Accounts receivable, net of allowance for doubtful accounts of $15 million as of 2017 and $4 million as of 2016	1,188	1,164
Inventoried costs, net	183	210
Prepaid expenses and other current assets	123	48
Total current assets	2,195	2,142
Property, plant, and equipment, net of accumulated depreciation of $1,770 million as of 2017 and $1,627 million as of 2016	2,215	1,986
Other Assets
Goodwill	1,217	1,234
Other intangible assets, net of accumulated amortization of $528 million as of 2017 and $488 million as of 2016	508	548
Long-term deferred tax assets	114	314
Miscellaneous other assets	125	128
Total other assets	1,964	2,224
Total assets	$6,374	$6,352
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$375	$316
Accrued employees’ compensation	245	241
Current portion of postretirement plan liabilities	139	147
Current portion of workers’ compensation liabilities	250	217
Advance payments and billings in excess of revenues	146	166
Other current liabilities	236	256
Total current liabilities	1,391	1,343
Long-term debt	1,279	1,278
Pension plan liabilities	922	1,116
Other postretirement plan liabilities	414	431
Workers’ compensation liabilities	509	441
Other long-term liabilities	101	90
Total liabilities	4,616	4,699
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.0 million shares issued and 45.1 million shares outstanding as of December 31, 2017, and 52.6 million shares issued and 46.2 million shares outstanding as of December 31, 2016	1	1
Additional paid-in capital	1,942	1,964
Retained earnings (deficit)	1,687	1,323
Treasury stock	(972)	(684)
Accumulated other comprehensive income (loss)	(900)	(951)
Total stockholders’ equity	1,758	1,653
Total liabilities and stockholders’ equity	$6,374	$6,352

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
($ in millions)	2017	2016	2015
Operating Activities
Net earnings (loss)	$479	$573	$404
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	165	163	154
Amortization of purchased intangibles	40	23	26
Amortization of debt issuance costs	6	5	8
Provision for doubtful accounts	10	—	—
Stock-based compensation	34	36	43
Deferred income taxes	184	85	(15)
Proceeds from insurance settlement related to investing activities	—	—	(21)
Impairment of goodwill and intangible assets	—	—	102
Loss on early extinguishment of debt	22	—	44
Change in
Accounts receivable	(35)	(22)	(41)
Inventoried costs	18	75	54
Prepaid expenses and other assets	(52)	(17)	(31)
Accounts payable and accruals	102	(41)	97
Retiree benefits	(163)	(44)	32
Other non-cash transactions, net	4	(14)	5
Net cash provided by (used in) operating activities	814	822	861
Investing Activities
Capital Expenditures
Capital expenditure additions	(382)	(285)	(188)
Grant proceeds for capital expenditures	21	—	—
Proceeds from disposition of assets	9	4	32
Acquisitions of businesses, net of cash received	3	(372)	(6)
Proceeds from insurance settlement related to investing activities	—	—	21
Net cash provided by (used in) investing activities	(349)	(653)	(141)
Financing Activities
Proceeds from issuance of long-term debt	600	—	600
Repayment of long-term debt	(600)	—	(995)
Debt issuance costs	(12)	—	(21)
Premiums and fees related to early extinguishment of debt	(15)	—	(33)
Dividends paid	(115)	(98)	(81)
Repurchases of common stock	(286)	(194)	(232)
Employee taxes on certain share-based payment arrangements	(56)	(51)	(54)
Net cash provided by (used in) financing activities	(484)	(343)	(816)
Change in cash and cash equivalents	(19)	(174)	(96)
Cash and cash equivalents, beginning of period	720	894	990
Cash and cash equivalents, end of period	$701	$720	$894
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$223	$229	$242
Cash paid for interest	$72	$71	$96
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$33	$24	$17
Capital assets received from government grants	$—	$30	$—

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income (loss),” “segment operating margin,” “adjusted net earnings (loss),” “adjusted diluted earnings per share,” and “free cash flow.”
We internally manage our operations by reference to “segment operating income (loss)” and “segment operating margin,” which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income (loss) and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income (loss) and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income (loss) and segment operating margin may not be comparable to similarly titled measures of other companies.
Adjusted net earnings (loss) and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.
Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.
Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the FAS/CAS Adjustment and non-current state income taxes.
Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.
Adjusted net earnings (loss) is defined as net earnings (loss) adjusted for the after-tax impact of the loss on early extinguishment of debt in fourth quarter 2017 and for tax reform.
Adjusted diluted earnings per share is defined as adjusted net earnings (loss) divided by the weighted-average diluted common shares outstanding.
Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.
FAS/CAS Adjustment is defined as the difference between our pension and postretirement plan expense under GAAP Financial Accounting Standards and the same expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS and included in segment operating income.
Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

We present financial measures adjusted for the FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliation of Segment Operating Income (Loss) and Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2017	2016	2017	2016
Ingalls revenues	$638	$641	$2,420	$2,389
Newport News revenues	1,139	1,119	4,164	4,089
Technical Solutions revenues	242	186	952	691
Intersegment eliminations	(23)	(24)	(95)	(101)
Sales and Service Revenues	1,996	1,922	7,441	7,068
Segment Operating Income (Loss)
Ingalls	75	85	313	321
As a percentage of Ingalls revenues	11.8%	13.3%	12.9%	13.4%
Newport News	106	139	354	386
As a percentage of Newport News revenues	9.3%	12.4%	8.5%	9.4%
Technical Solutions	8	1	21	8
As a percentage of Technical Solutions revenues	3.3%	0.5%	2.2%	1.2%
Segment Operating Income (Loss)	189	225	688	715
As a percentage of Sales and Service revenues	9.5%	11.7%	9.2%	10.1%
Non-segment factors affecting operating income (loss):
FAS/CAS Adjustment	45	38	189	145
Non-current state income taxes	(7)	5	(12)	(2)
Operating Income	227	268	865	858
Interest expense	(41)	(18)	(94)	(74)
Other, net	1	1	1	—
Federal and foreign income taxes	(123)	(54)	(293)	(211)
Net Earnings	$64	$197	$479	$573

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings

	Three Months Ended		Year Ended
	December 31		December 31
(in millions)	2017	2016	2017	2016
Adjusted Net Earnings (Loss)
Net earnings (loss)	$64	$197	$479	$573
After-tax adjustment for loss on early extinguishment of debt[1]	14	—	14	—
Tax reform adjustments:
Tax expense related to 2017 Tax Act[2]	56	—	56	—
Tax expense related to discretionary pension contributions[3]	7	—	7	—
Adjusted Net Earnings (Loss)	$141	$197	$556	$573

Reconciliation of Adjusted Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31		December 31
	2017	2016	2017	2016
Adjusted Diluted EPS
Diluted earnings (loss) per share	$1.41	$4.20	$10.46	$12.14
After-tax adjustment for loss on early extinguishment of debt per share[1]	0.31	—	0.31	—
Tax reform adjustments:
Tax expense related to 2017 Tax Act per share[2]	1.23	—	1.22	—
Tax expense related to discretionary pension contributions per share[3]	0.16	—	0.15	—
Adjusted Diluted EPS	$3.11	$4.20	$12.14	$12.14

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Footnotes to the Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31		December 31
	2017	2016	2017	2016
(1) Loss on early extinguishment of debt	$22	$—	$22	$—
Tax effect at 35% statutory rate*	8	—	8	—
After-tax effect	14	—	14	—
Weighted-Average Diluted Shares Outstanding	45.4	46.9	45.8	47.2
Per share impact**	$0.31	$—	$0.31	$—

(2) Tax expense related to 2017 Tax Act [a]	$56	$—	$56	$—
Weighted-Average Diluted Shares Outstanding	45.4	46.9	45.8	47.2
Per share impact**	$1.23	$—	$1.22	$—

(3) Tax expense related to discretionary pension contributions [b]	$7	$—	$7	$—
Weighted-Average Diluted Shares Outstanding	45.4	46.9	45.8	47.2
Per share impact**	$0.16	$—	$0.15	$—
*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.
[a] Reflects the impact of the net deferred tax assets write down
[b] Reflects the additional income tax expense from the lower manufacturing deductions available as a result of our planned $214 million increased pre-tax discretionary pension contribution in 2018

Reconciliation of Free Cash Flow

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2017	2016	2017	2016
Net cash provided by (used in) operating activities	434	345	814	822
Less capital expenditures:
Capital expenditure additions	(154)	(140)	(382)	(285)
Grant proceeds for capital expenditures	21	—	21	—
Free cash flow	301	205	453	537

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com